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                                                                       EXHIBIT 5

                                          April 30, 1998

Energy East Corporation

One Commerce Plaza

Suite 2006A--20th Floor

Albany, New York 12260

Dear Sirs:

    In connection with the Agreement and Plan of Share Exchange dated March 4, 1998 between New York State Electric & Gas Corporation ("NYSEG") and Energy East Corporation (the "Company") and in connection with the 1997 Stock Option Plan (the "Plan") of NYSEG, the Company is filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a Post-Effective Amendment No. 1 to the Registration Statement No. 333-27517 (the "Post-Effective Amendment") with which this opinion is to be included as an Exhibit.

    As your counsel, we are generally familiar with the corporate proceedings of the Company and are generally familiar with the Plan.

    In our opinion, when the actions as hereinafter set forth shall have been taken, the shares of Common Stock, par value $.01 per share, of the Company (the "Stock") to be issued pursuant to the Plan, as amended, will have been duly authorized, and, when sold, will be legally issued, fully paid and non-assessable:

        (1) The Post-Effective Amendment shall have been filed with the Securities and Exchange Commission and shall have become effective;

        (2) The Board of Directors of the Company shall have authorized the issuance and sale of the Stock in accordance with the terms of the Plan;

        (3) The common stockholders of the Company shall have approved the issuance and sale of the Stock in accordance with the terms of the Plan; and

        (4) The Stock shall have been appropriately issued and delivered to the purchaser or purchasers thereof in accordance with the terms of the Plan and the consideration therefor received by the Company.

    We hereby consent to the filing of this opinion as an Exhibit to the Post-Effective Amendment and to the making of the statements with reference to our firm under the heading "Legal Opinion" in the related prospectus supplement.

                                          Very truly yours,

                                          /s/ HUBER LAWRENCE & ABELL